Exhibit 99.1



FIRST                                                    22 West State Street
KEYSTONE                                                 Media, PA 19063
FINANCIAL, INC.                                          610-565-6210


FOR IMMEDIATE RELEASE


                    FIRST KEYSTONE FINANCIAL ANNOUNCES
                      COMPLETION OF PRIVATE PLACEMENT

     Media, PA December 11, 2006 - (Nasdaq: FKFS) The Company reported today completion of the private placement of 400,000 shares of common stock to accredited investors for gross proceeds of approximately $6.5 million. The offering was undertaken by the Company to strengthen its capital position in accordance with a capital plan designed to maintain the Company's capital at prudent levels as well as reduce its debt-to-equity ratio below 50%. The Company intends to use all of the net proceeds, estimated to be $5.8 million, to redeem a portion of its outstanding trust preferred securities in June 2007. The capital plan was adopted by the Company in April 2006 pursuant to the supervisory agreement between the Company and the Office of Thrift Supervision (the "OTS"). In connection with the offering, the Company agreed to appoint, subject to the receipt of the non-objection of the OTS, Ned Vidinli of Financial Stocks, Inc., to its Board of Directors as well as that of its wholly owned subsidiary, First Keystone Bank. Financial Stocks Capital Partners IV L.P., an affiliate of Financial Stocks, Inc., purchased approximately 222,000 shares of common stock in the offering.

     "The private placement was an important step in the implementation of our capital plan," said Thomas M. Kelly, President and Chief Executive Officer of the Company. "The proceeds from this offering materially improve our capital position and will permit us to redeem a sufficient amount of our outstanding trust preferred securities in June 2007 to bring our debt-to-equity ratio to less than 50%. We also welcome the addition of Ned Vidinli to our Boards. Ned has extensive knowledge of the capital markets and community banking," Mr. Kelly continued.

     The shares of common stock sold in the private placement announced today were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, the Company has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased. This press release does not, and will not, constitute an offer to sell or the solicitation of an offer to buy shares.

     First Keystone Bank, the Company's wholly owned subsidiary, serves its customers from eight full-service offices located in Delaware and Chester Counties.

     Certain information in this release may constitute forward-looking statements as that term is defined in the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated due to a number of factors. Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors, which could cause actual results to differ materially from those estimated. These factors include, but are not limited to, changes in general economic and market conditions and the development of an interest rate environment that adversely affects the interest rate spread or other income from the Company's and the Bank's investments and operations. The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:  Thomas M. Kelly, President and Chief Executive Officer
          Rose M. DiMarco, Chief Financial Officer
          (610) 565-6210